Ratio of Earnings to Fixed Charges                       Exhibit 12


                                                   Nine Months Ended
                                                   September 30, 1997
                                                         (000s)
Earnings
 Income before interest expense                          $24,075
 Add:
  Income tax items                                         8,600
  Income tax on other income                               1,063
  Amortization of debt discount, premium expense             216
  AFUDC - borrowed funds                                       6
  Interest on rentals                                        676
   Total Earnings                                        $34,636

Fixed Charges
 Interest on long-term debt                              $ 7,212
 Other interest                                              621
 Amortization of debt discount, premium expense              216
 Interest on rentals                                         676
  Total Fixed Charges                                    $ 8,725

Ratio of Earnings to Fixed Charges                         3.97x